As filed with the Securities and Exchange Commission on October 25, 2023

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EASTSIDE DISTILLING, INC.

(Exact name of Registrant as specified in its charter)

Nevada	2080	20-3937596
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Geoffrey Gwin, Chief Executive Officer

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

971-888-4264

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices and name of agent for service of process)

with a copy to:

Robert Brantl, Esq.

181 Dante Avenue

Tuckahoe, NY 10707-3042

Phone: 917-513-5701

Email: rbrantl21@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 25, 2023

RESALE PROSPECTUS

EASTSIDE DISTILLING, INC.

454,117 SHARES OF COMMON STOCK, $.0001 PAR VALUE

We are registering 454,117 shares of our common stock for resale by the Selling Stockholder who is identified in this prospectus (the “Resale Offering”). The Selling Stockholder may sell these shares from time to time in the open market (at the prevailing market price) or in negotiated transactions. We will not receive any proceeds from the sale of shares by the Selling Stockholder.

Our common stock is currently traded on the NASDAQ Capital Market under the trading symbol “EAST.” On October 24, 2023 the reported closing sale price for our common stock was $1.36.

Purchase of our common stock involves substantial risk. Prior to making a decision about investing in our common stock, please review the section entitled “Risk Factors,” which appears on page 3 of this prospectus, and the section entitled “Risk Factors,” which begins on page 12 of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2023.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November __, 2023

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or in the documents incorporated into this prospectus by reference. We have not authorized anyone to provide you with information or to make any representation on behalf of Eastside Distilling, Inc. that is different from that contained in this prospectus and in the incorporated documents. You should not rely on any unauthorized information or representation.

This prospectus is an offer to sell the securities offered by this prospectus only under the circumstances and in the jurisdictions where it is lawful to do so.

The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference. Before investing in our common stock, you should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 3 and incorporated by reference from the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the SEC on March 31, 2023 and the quarterly report on Form 10-Q for the six months ended June 30, 2023 that was filed with the SEC on August 14, 2023.

All references to “we,” “us,” “our,”, “Company” or similar terms used in this prospectus refer to Eastside Distilling, Inc. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

Overview

Eastside Distilling, Inc. (the “Company,” “Eastside Distilling,” “we,” “us,” or “our,” below) was incorporated under the laws of Nevada in 2004. In December 2014, we changed our corporate name to Eastside Distilling, Inc. to reflect our acquisition of Eastside Distilling, LLC. We operate in three segments. Our Craft Canning + Printing (“Craft C+P”) segment provides digital can printing and canning services to the craft beverage industry in Washington State and Oregon. In addition to mobile co-packing services, we offer co-packing services from a single fixed site in Portland, Oregon. Our Spirits segment manufactures, blends, bottles, markets and sells a wide variety of alcoholic beverages under recognized brands in 30 U.S. states. We employ 49 people in the United States.

Strategy

Craft C+P primarily services the craft beer, cider and kombucha beverage segments. Craft C+P offers digital can printing to customers and co-packing services, as well as operates 13 mobile lines in Seattle and Spokane, Washington; and Portland, Oregon. Our spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum and tequila. We sell our products on a wholesale basis to distributors through open states, and brokers in control states.

Segments

Craft Canning + Printing: Digital Can Printing

In April 2022, we initiated operations of an innovative digital can printing facility that allows us to custom-design four sizes of popular aluminum beverage cans. This flexibility allows for custom graphics of limited releases, vintages, partnerships, and special events. This new acquisition of technology gives Craft C+P the ability to offer customization and flexibility to craft beverage producers seeking direct printing for canning projects of all sizes. Our printing facility has an annual production capacity of over 20 million cans.

Craft Canning + Printing: Co-packing Facility

Our acquisition in 2022 of an end-to-end production facility has enabled us to offer co-packing services in Portland, Oregon for non-alcoholic canned beverages, including CBD soda waters. We are currently the exclusive provider of can printing and co-packing services for a local CBD and wellness water maker.

Craft Canning + Printing: Mobile Canning

Our mobile canning business has locations in Washington and Oregon. We use extensive proprietary and data-driven quality control measures and a robust clean-in-place procedure in order to provide the best packaging service for our customers. We take great pride in helping local beverage producers expand their distribution reach by using our service to offer industry-top quality and branding.

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Spirits

Since 2014 we have developed or acquired many award-winning spirits while evolving to meet the growing demand for quality products and services associated with the burgeoning craft and premium beverage trade. Our portfolio includes originals like the Quercus garryana barrel-finished Burnside Whiskey family, Portland Potato Vodka, Hue-Hue Coffee Rum, and Azuñia Tequilas.

Company Information

The address of our executive offices is 2321 NE Argyle Street, Unit D, Portland, Oregon 97211. The telephone number there is 971-888-4262. The URL for our website is www.eastsidedistilling.com. The information on our website is not incorporated into this prospectus and is not part of this prospectus.

Summary of the Offering

Shares of common stock offered by us:	None.

Shares of common stock offered by the Selling Stockholder:	454,117 shares of our common stock.

Proceeds:	We will not receive any proceeds from the sale of common stock offering by the Selling Stockholder covered by this prospectus.

Risk Factors:	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus, as well as the “Risk Factors” section of our Annual Report on Form 10-K, for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution:	The shares of common stock covered by this prospectus may be sold by the Selling Stockholder in the manner described under “Plan of Distribution.”

Trading Symbol on NASDAQ:	EAST

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock. In particular, you should consider the risks discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 as well as the additional risks set forth below. If any of these risks is actually realized, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Subsequent to our filing of our 2022 Annual Report on Form 10-K, the two additional risks discussed below emerged.

The Selling Stockholder owns shares of Series C Preferred Stock that can be converted over time into 1,838,000 shares of common stock, which could depress the market price of our common stock.

On September 29, 2023 the Company issued 296,722 shares of common stock and 200,000 shares of Series C Preferred Stock to the Selling Stockholder in exchange for cancellation by the four members of the Selling Stockholder of $6,510,000 in debt owned to them by the Company. The 200,000 shares of Series C Preferred Stock can be converted into a total of 1,838,000 shares of Eastside Distilling common stock; provided, however, that Series C Preferred Stock can only be converted if, upon completion of the conversion, the common stock owned by the Selling Stockholder and its affiliates would be less than 9.9% of the total outstanding common stock. Therefore, since the Selling Stockholder and its affiliates presently own 19.9% of the outstanding common stock, the Selling Stockholder cannot convert any of the Series C shares. If in the future, however, the Selling Stockholder sells common stock and reduces its ownership of the outstanding common stock below 9.9%, it will be able to convert its Series C Preferred shares from time to time and offer the common shares for sale. The possibility of this large number of shares coming into the market over time could have a depressing effect on the market price of our common stock.

If the Company continues to record net losses, its common stock may be removed from Nasdaq.

On April 5, 2023, the Staff of the Listing Qualifications Department of the Nasdaq Stock Market notified Eastside Distilling that it had fallen out of compliance with the requirements for continued listing of Eastside common stock on Nasdaq. Specifically, Nasdaq Listing Rule 5550(b)(1) requires that the stockholders’ equity of a listed company must exceed $2.5 million. As of December 31, 2022, Eastside Distilling had a stockholders’ equity deficit of $(1,516,000). Subsequently, as of June 30, 2023, the Company’s stockholders’ equity deficit had fallen to $(4,038,000). On June 8, 2023, the Staff advised Eastside Distilling that it must increase its stockholders’ equity to $2,500,000 by September 30, 2023 or the Company’s common stock would be removed from Nasdaq.

Subject to completion of the procedures related to our Quarterly Report for the period ended September 30, 2023, our management believes that the exchange of debt for equity mentioned in the preceding Risk Factor, along with other action taken by the Company’s management, brought the Company’s stockholders’ equity above $2.5 million as of September 30, 2023. Nevertheless, if Eastside Distilling continues to be unprofitable, its stockholders’ equity may again fall below the requirement for continued listing, which could result in our common stock being removed from NASDAQ to the facilities of OTC Markets. Many institutional investors will not provide financing to a company that does not have a listing on Nasdaq or an exchange. Therefore, the delisting of our common stock from Nasdaq would make it more difficult for us to secure equity-based financing when needed for our business.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section immediately above entitled “Risk Factors”, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the Selling Stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale of up to 454,117 shares of our common stock by the Selling Stockholder identified below. The Selling Stockholder is currently the record owner of 296,722 of the shares being offered. It may obtain the remaining 157,395 by converting shares of Series C Preferred Stock that it owns.

Neither the Selling Stockholder nor its members have held any position or office with Eastside Distilling. Neither the Selling Stockholder nor its members has had any other material relationship with us or any of our affiliates within the past three years other than the following creditor relationships had by the four members of the Selling Stockholder named below:

●	Aegis Security Insurance Company (“Aegis”). On October 6, 2022, Aegis loaned $4,500,000 to Eastside Distilling, and received in return a Secured Promissory Note in that amount. On September 29, 2023, Eastside Distilling issued common stock and Series C Preferred Stock to the Selling Shareholder and, in exchange, Aegis cancelled $1,898,202 of Eastside Distilling’s obligation under the Secured Promissory Note.

●	LD Investments, LLC (“LDI”). Between December 2022 and August 2023, LDI advanced funds to Eastside Distilling for use as working capital. On September 29, 2023, Eastside Distilling issued common stock and Series C Preferred Stock to the Selling Shareholder and, in exchange, Aegis cancelled the entire $1,356,798 obligation of Eastside Distilling to LDI by reason of the cash advances.

●	Bigger Capital Fund, LP (“Bigger Fund”) and District 2 Capital Fund LP (“District 2”) – collectively, “Bigger/D2”. On July 29, 2021, Bigger/D2 purchased from Eastside Distilling four Convertible Promissory Notes in an aggregate principal amount of $3,300,000, accompanied by Common Stock Purchase Warrants covering 45,000 shares. On September 29, 2023, Eastside Distilling issued common stock and Series C Preferred Stock to the Selling Shareholder, and Bigger/D2 together cancelled $3,255,000 of Eastside Distilling’s obligation under the Convertible Promissory Notes. In addition, on October 26, 2021 Bigger/D2 purchased from a note-holder four unsecured promissory notes issued by Eastside Distilling that, as of September 29, 2023, had principal balances and accrued interest totaling $7,517,467.

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The table below sets forth the name of the Selling Stockholder, the number of shares of common stock owned beneficially by the Selling Stockholder as of October 25, 2023, the number of shares which may be offered pursuant to this prospectus, and the number of shares and percentage of class to be owned by the Selling Stockholder after this offering. The Selling Stockholder may sell all, some, or none of its shares in this offering. See “Plan of Distribution.” We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

Pursuant to the Certificate of Designation governing the Series C Preferred Stock, Series C Preferred Stock is convertible by the Selling Stockholder only to the extent that the number of shares of common stock thereby issuable, together with the number of shares of common stock owned by the Selling Stockholder and its affiliates (but not including shares of common stock underlying unconverted Series B Preferred Stock or unexercised options, warrants or convertible securities) would not exceed 9.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the number of shares of common stock set forth in the table as beneficially owned by the Selling Stockholder before the offering exceeds the number of shares of common stock that it could own beneficially at any given time as a result of its ownership of the Series C Preferred Stock.

Except as set forth in the footnotes to the table, the person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to community property laws where applicable.

The “Beneficial Ownership after Offering” column assumes the sale of all shares offered. The “Percent” columns are based on 1,550,105 shares of common stock outstanding as of October 25, 2023.

	Beneficial Ownership Prior to Offering			Number of Shares of Common Stock to Be	Beneficial Ownership After Offering
Name of Selling Stockholder	Number		Percent	Offered	Number	Percent

The B.A.D. Company, LLC (1)	2,134,722	(2)	62.0%	454,117	1,680,605	49.6%

TOTAL				454,117

(1)	The name of the natural person who have voting and investment control over the securities owned by The B.A.D. Company, LLC is Michael Bigger, who is the Managing Member of Bigger Capital, LLC, which is the Manager of The B.A.D. Company, LLC.

(2)	Includes 1,838,000 shares of common stock issuable upon conversion of the Series C Preferred Stock owned by the Selling Stockholder, subject to limitation by the 9.99% beneficial ownership limitation on conversion discussed above.

PLAN OF DISTRIBUTION

We are registering shares of our common stock to permit resale of the shares of common stock by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder may sell all or a portion of the common stock that it owns beneficially from time to time directly or through one or more underwriters, broker-dealers, or agents. If the common stock is sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

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The Selling Stockholder and any of its pledgees, donees, transferees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market, or trading facility on which such securities are then traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling its securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement, of which this prospectus forms a part, is declared effective by the SEC;
●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell its securities under Rule 144 under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

If the Selling Stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers, or agents, such underwriters, brokers-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, brokers-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. In connection with sales of the common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares or warrants owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling Stockholders to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

Once we have been notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares will be sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by the Selling that a donee or pledgee intends to sell more than 500 shares of the common stock included in this prospectus, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

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The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Stockholder and/or the purchasers. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Selling Stockholder and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of the Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the Selling Stockholder and the company have complied with such exemption.

We have advised the Selling Stockholder that it is the view of the SEC that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement is declared effective by the SEC. If the Selling Stockholder uses this prospectus for any sale of common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholder in connection with resales of its shares under this registration statement, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all fees and expenses incident to the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. The Company will not receive any proceeds from the sale of the shares. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will generally be unrestricted and eligible for immediate resale in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements of Eastside Distilling, Inc. for the years ended December 31, 2022 and 2021 that are incorporated by reference into this prospectus and in the registration statement have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference. The consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of M&K CPAs, PLLC as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of 454,117 shares of common stock offered for resale in this prospectus has been passed upon by Robert Brantl, Esq. of Tuckahoe, New York.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by this prospectus. As permitted by the rules of the SEC, this prospectus omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. At that site, you may review the registration statement of which this prospectus is a part as well as all other documents filed by the Company with the SEC.

The Company maintains a website at https://www.eastsidedistilling.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the Company website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 8, 2017, including any amendments or reports filed for the purposes of updating this description;

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 12, 2023, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023; and

●	our Current Reports on Form 8-K filed with the SEC on April 7, 2023, April 28, 2023, June 13, 2023, August 14, 2023 (except for Item 2.02 and Item 7.01 of such report, which shall not be deemed incorporated by reference herein) and September 29, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain a free copy of any of the filings that are incorporated by reference in this prospectus by writing or by telephoning us at the following address or telephone number:

Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

971-888-4264

Attn: Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

Material Changes

There have been no material changes to the Company’s affairs that have occurred since December 31, 2022 that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$90.46
Transfer Agent Fees (1)	$2,000.00
Legal, accounting fees and expenses (1)	$6,000.00
Edgar filing, printing and engraving fees (1)	$1,500.00
Total (1)	$9,590.46

(1)	Estimated.

Indemnification of Directors and Officers

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended, against certain liabilities.

Pursuant to our Articles, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability, and expenses, including attorneys’ fees, costs, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding, including any appeal. This right to indemnification, which is not exclusive of any other right that such directors or officers may have or hereafter acquire, shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, next of kin, executors, administrators, and legal representatives.

Our Bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise. Such indemnification shall be against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in such person’s capacity as a stockholder. Our Bylaws also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under our Bylaws shall inure to the benefit of such person’s respective heirs, executors, and administrators.

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Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We maintain a liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered sales by the Company of our securities since October 1, 2020:

On April 19, 2021, the Company sold two $1,500,000 convertible promissory notes and two common stock purchase warrants to Bigger Capital Fund LP and District 2 Capital Fund LP for a purchase price of $3,000,000 in cash. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

On May 12, 2021, the Company sold two $150,000 convertible promissory notes and two common stock purchase warrants to Bigger Capital Fund LP and District 2 Capital Fund LP for a purchase price of $300,000 in cash. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

On July 30, 2021, the Company issued warrants to purchase 900,000 common shares to Bigger Capital Fund LP and District 2 Capital Fund LP in consideration of their exercise of warrants to purchase 900,000 shares. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

On October 26, 2021, the Company sold 2,500,000 shares of Series B Preferred Stock to Crater Lake Pty Ltd. for $2,500,000 in cash. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

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Exhibits and Financial Statement Schedules

(a) Exhibits:

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, (“Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes:

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Portland, State of Oregon on October 25, 2023.

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Executive Officer, Chief Financial and Accounting Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoint Geoffrey Gwin his or her true and lawful attorney and agent, to do any and all acts and things in my name and behalf in my capacity as director or officer and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, any and all supplements to the prospectus in this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geoffrey Gwin	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Director	October 25, 2023
Geoffrey Gwin

/s/ Elizabeth Levi-Navarro	Chairman of the Board	October 25, 2023
Elizabeth Levi-Navarro

/s/ Eric Finnsson	Director	October 25, 2023
Eric Finnsson

/s/ Stephanie Kilkenny	Director	October 25, 2023
Stephanie Kilkenny

/s/ Robert Grammen	Director	October 25, 2023
Robert Grammen

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as presently in effect, filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on November 14, 2011 (File No. 333-177918) and incorporated by reference herein.
3.2	Articles of Merger, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated November 19, 2014 and filed on November 25, 2019 and incorporated by reference herein.
3.3	Certificate of Change, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 6, 2016 and filed on October 11, 2016 and incorporated by reference herein.
3.4	Certificate of Change, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 14, 2017 and filed on June 15, 2017 and incorporated by reference herein.
3.5	Certificate of Amendment of Articles of Incorporation, filed as an Exhibit to the Company’s Current Report on Form 8-K dated August 13, 2021 and filed on August 31, 2021 and incorporated by reference herein.
3.6	Certificate of Amendment to Designation of Series B Preferred Stock, filed as an Exhibit to the Company’s Current Report on Form 8-K filed on October 25, 2021 and incorporated herein by reference.
3.7	Certificate of Change Pursuant to NRS 78.209 – filed May 3, 2023, filed as an Exhibit to the Company’s Current Report on Form 8-K filed on May 9, 2023 and incorporated herein by reference.
3.8	Certificate of Designation of Series C Preferred Stock filed on September 28, 2023 - filed as an Exhibit to the Company’s Current Report on Form 8-K filed on September 29, 2023 and incorporated herein by reference
3.9	Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 8, 2019 and filed on August 9, 2019 and incorporated by reference herein.
5*	Opinion of Robert Brantl, Esq.
10.1	Debt Satisfaction Agreement dated September 29, 2023 among Eastside Distilling, Inc., The B.A.D. Company, LLC, Aegis Security Insurance Company, Bigger Capital Fund, LP, District 2 Capital Fund, LP, LDI Investments, LLC and TQLA, LLC - filed as an Exhibit to the Company’s Current Report on Form 8-K filed on September 29, 2023 and incorporated herein by reference
10.2	Eastside Distilling, Inc. 2016 Equity Incentive Plan, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on February 28, 2019 and incorporated by reference herein.
21	Subsidiaries of the Registrant
23-a*	Consent of M&K CPAs, PLLC
23-b	Consent of Robert Brantl, Esq. is contained in his opinion.
24	Power of Attorney – included on the Signatures page
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Schema Linkbase Document
101.CAL*	Inline XBRL Taxonomy Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

*	Filed herewith.

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